Exhibit B

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the AGILEX Funds, does hereby certify, to the best of his knowledge, that the report on Form N-CSR of the AGILEX Funds for the period ended December 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the AGILEX Funds for the stated period.

/s/ Robert M. Gunville
Robert M. Gunville
President
AGILEX Funds

/s/ Charles F. Fistel
Charles F. Fistel
Chief Financial Officer and Treasurer
AGILEX Funds

Date: March 10, 2005

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the AGILEX Funds as part of the report or as a separate disclosure document.